UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2014

HOT MAMA’S FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54976	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Avocado Street, Springfield, MA 01104

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (413) 737-6572

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 28, 2014, Lansal, Inc., a Massachusetts corporation (“Lansal”), and a wholly owned subsidiary of Hot Mama’s Foods, Inc. (OTCQB: “HOTF”) (the “Company”), entered into three separate promissory notes (each a “Note”) with United Bank, a federally chartered bank based in Springfield, Massachusetts (“United”), for an aggregate principal amount of $2,491,000.

The first Note (the “Term Note”) has a principal amount of $1,245,000 and the interest rate is equal to the highest Prime Rate, as published in the Wall Street Journal, plus 1% per annum, with an option to fix at the seven year Federal Home Loan Bank of Boston rate then in effect plus 2.5%. The interest and principal of the Term Note is payable over ten years in monthly installments on a 120-month amortization schedule.

The second Note (the “SBA Note”, and with the Term Note, the “Loan Notes”) has a principal amount of $996,000 and the interest rate is equal to the highest Prime Rate plus 1% per annum. The interest and principal of the SBA Note is payable over ten years in monthly installments on a 120-month amortization schedule. The SBA Note was made in connection with a loan (the “SBA Loan”) from the U.S. Small Business Administration (the “SBA”), that is being obtained through the Granite State Development Corporation, and will be repaid in full from the proceeds of the SBA Loan. Lansal must obtain certain approvals from the SBA before the SBA Loan is finalized.

The third Note (the “Equipment Note”) has a principal amount of $250,000 and the interest rate is equal to the highest Prime Rate plus 1%, with an option to fix at the seven year Federal Home Loan Bank of Boston rate then in effect plus 2.5%. The interest and principal are payable over seven years in monthly installments on an 84-month amortization schedule. The Equipment Note was issued pursuant to the terms of a previous Equipment Line of Credit Note dated December 28, 2012, which was subsequently consolidated into a promissory note, dated February 12, 2014, with United for $924,000. The Equipment Note is secured by substantially all of the assets of Lansal and BML Holdings LLC, a Massachusetts limited liability company (“BML”) owned by Matthew Morse (“Morse”), the chief executive officer of the Company, including the premises located at 134 Avocado Street, Springfield, Massachusetts, pursuant to the terms of an All-Asset Security Agreement, as modified.

In connection with the Loan Notes, on April 28, 2014, Lansal also entered into a First Modification (the “Loan Modification”) to the Amended and Restated Loan Agreement dated February 12, 2014 (the “Restated Loan”), in order to add the Loan Notes as obligations under the Restated Loan. The Restated Loan and the Loan Modification are guaranteed by Morse, and BML is also a borrower thereunder. Each of Lansal, BML, and Morse covenant in the Loan Modification that the SBA Note shall be repaid in full with the proceeds of the SBA Loan.

In addition, Lansal entered into a First Purchase Money Security Agreement (the “First PMSI”) and Second Purchase Money Security Agreement (the “Second PMSI”) with United on April 28, 2014. Under the First PMSI, Lansal granted United a first priority and continuing purchase money security interest in all of the machinery and equipment purchased with the proceeds of the Loan Notes, and in all of Lansal’s rights, title, and interest thereto, in order to secure the repayment of the Term Note. Under the Second PMSI, Lansal granted United a second priority purchase money security interest in all of the machinery and equipment purchased with the proceeds of the Loan Notes, and in all of Lansal’s rights, title, and interest thereto, in order to secure the repayment of the SBA Note.

The Term Note and the Equipment Note were funded by United on May 8, 2014. The SBA Note will be funded by United once the SBA Loan is finalized. The Notes are each guaranteed, jointly and severally, by Morse and BML. The Notes contain customary terms and events of default.

If the Equipment Note is prepaid in the first three years, Lansal will be subject to a prepayment premium of 3% of the prepaid amount during the first year, 2% of the prepaid amount during the second year, and 1% of the prepaid amount during the third year. The Term Note has the same prepayment premium as the Equipment Note, except the prepayment premium under the Term Note is contingent upon the refinancing of the Term Note by a third party lender. There is no prepayment penalty under the SBA Note and it shall be paid full on or before maturity date using the proceeds of the SBA Loan.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 14, 2014

HOT MAMA’S FOODS, INC.

By:	/s/ William J. Kenealy
Name:	William J. Kenealy
Title:	Chief Financial Officer

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